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                                                                  EXHIBIT 11.1

                            SOLIGEN TECHNOLOGIES, INC.

                         COMPUTATION OF NET LOSS PER SHARE


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

                                              THREE MONTHS ENDED            SIX MONTHS ENDED
                                                 SEPTEMBER 30,               SEPTEMBER 30,
                                                 -------------               -------------
                                              1998           1997         1998            1997
                                              ----           ----         ----            ----
Weighted average number of shares
outstanding                                 32,682,000    32,601,000    32,682,000    32,021,000

 Net loss                                  $  (715,000)   $ (362,000)   $ (918,000)   $ (661,000)

 Net loss per share - basic and diluted
                                           $     (0.02)   $    (0.01)   $    (0.03)   $    (0.02)
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